CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Hispanic Television Networks, Inc. 2001 Consultant Compensation Plan of our report dated March 31, 2000 with respect to the consolidated financial statements of Hispanic Television Networks, Inc. (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                     /S/ Ernst & Young LLP

Dallas, Texas
January 9, 2001